UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

     CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     March 12, 2009 (March 12, 2009)
Date of report (Date of earliest event reported):

Polaris Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33541	20-0443717
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2200 Fletcher Avenue, 4th Floor
Fort Lee, New Jersey	07024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 242-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Agreement and Plan of Merger

     Polaris Acquisition Corp. (“Polaris”) announced today that Polaris and HUGHES Telematics, Inc. (“HUGHES Telematics”) have entered into the Second Amended and Restated Agreement and Plan of Merger, dated as of March 12, 2009 (the “new agreement”), which amended and restated the Amended and Restated Agreement and Plan of Merger, dated November 10, 2008 (the “old agreement”). The new agreement was entered into in connection with a private placement by HUGHES Telematics of 5,000,000 shares of its Series B convertible preferred stock to several institutional investors as described under Item 8.01. Set forth below is a summary discussion of changes to the old agreement reflected in the new agreement:

•	Polaris approved the issuance and sale of the Series B preferred shares and the other transactions and agreements contemplated thereby.
•	Upon consummation of the merger, the securityholders of HUGHES Telematics will receive an additional approximately five million shares of Polaris common stock, increasing the total number of shares received in the merger to an aggregate of approximately 20 million shares. The aggregate number of additional shares issued to the HUGHES Telematics securityholders which will be subject to the escrow earn-out provisions of the merger agreement remains unchanged at approximately 59 million.

•	Holders of Series B preferred shares will be treated differently in the merger than other equity securities of HUGHES Telematics. The holders of Series B preferred shares will receive an aggregate of 12.5 million shares of Polaris common stock in connection with the merger, 7.5 million of which will be subject to the escrow earn-out provisions of the merger agreement. Further, none of such shares held by the holders of the Series B preferred shares will be subject to the indemnification escrow provisions of the merger agreement. The disparate treatment of the Series B preferred shares will impact the percentage of shares of common stock receivable by other HUGHES Telematics securityholders that are subject to the escrow earn-out and indemnity escrow provisions, respectively, but will not have any net effect on current Polaris shareholders. The aggregate percentages of shares of Polaris common stock to be issued in the merger subject to the escrow earn-out and indemnification escrow provisions, respectively, remain unchanged and the substantive terms governing the treatment of escrow earn-out shares and indemnification escrow shares also remain unchanged in all material respects.

•	The termination date of the merger agreement has been extended from April 15, 2009 to May 15, 2009.
•	Covenants of both parties have been revised to permit each party to purchase shares of Polaris common stock (or enter into agreements to purchase Polaris common stock) at prices to be mutually agreed upon, including purchases initiated by Polaris of up to $40.5 million, with up to an additional $4.5 million in the event that Polaris can achieve certain cost and fee savings. Pursuant to its obligations in the private placement, HUGHES

Telematics will use $32,175,000 of the proceeds from the sale of the Series B preferred shares to purchase shares of Polaris common stock at commercially reasonable prices and terms agreed between HUGHES Telematics and Polaris, subject to certain limitations.

     The Board of Directors of Polaris, after consultation with its outside legal and financial advisors, determined that the transaction is fair and in the best interests of Polaris' shareholders, and approved the new agreement.

     A copy of the new agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to Shareholders' Agreement Term Sheet

     In connection with the old agreement, Polaris, the initial shareholders of Polaris, and certain securityholders of HUGHES Telematics agreed to enter into a shareholders' agreement at the closing of the merger, the terms of which were set forth in a shareholders agreement term sheet attached to the old agreement and described in the definitive proxy statement that was mailed to the Polaris stockholders of record on February 6, 2009. Pursuant to the revised shareholders' agreement attached to the new agreement, the purchasers of the Series B preferred shares will agree not to sell the shares of Polaris they receive in connection with the merger (other than shares which are the subject of the escrow earn-out, which will not be subject to such restriction) for a period of six months after the closing of the merger. The lock-up periods for the other HUGHES Telematics holders who execute the agreement remain unchanged. The amended terms of the shareholders' agreement also specify that the Series B holders will not be subject to any voting provisions contained therein.

     The shareholders’ agreement provides certain registration rights to the purchasers of the Series B preferred shares, including the requirement that Polaris effect a shelf registration covering all of the shares of Polaris common stock received by them in connection with the merger within six months of the closing of the merger. Additionally, purchasers of Series B preferred shares will be entitled to piggyback rights and will be separately entitled to two demand registrations and may demand an underwritten offering beginning 12 months of closing.

     If Polaris fails to meet its obligation to have a shelf registration statement declared effective covering the resale of all the shares of Polaris common stock received by the purchasers of the Series B preferred shares in connection with the merger within six months of the closing of the merger, the purchasers of Series B preferred shares will be entitled to receive, at Polaris’s election, cash or additional shares of Polaris common stock, equal in value to the quotient of (A) (i) $0.10 multiplied by (ii) the number of shares of Polaris common stock held by such purchasers, on the six month anniversary of the closing of the merger and for every 30 day period that such shelf registration statement has not been declared effective and/or a proportionate fraction of such amount for any delay period or additional delay period of less than 30 days.

     A copy of the second amended and restated term sheet for the shareholders’ agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

     The new agreement and the second amended and restated term sheet for the shareholders’ agreement have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any factual information about Polaris or HUGHES Telematics. The representations, warranties and covenants contained in the new agreement were made only for purposes of such agreement and as of the specific dates set forth therein, were solely for the benefit of the parties to the new agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the new agreement, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third party beneficiaries under the a merger agreement, and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Polaris or HUGHES Telematics. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the new agreement, which subsequent information may or may not be fully reflected in Polaris’s public disclosure.

Item 3.02. Unregistered Sales of Equity Securities

     At the closing of the merger, Polaris will issue to the HUGHES Telematics securityholders, among other consideration, approximately 20 million shares of Polaris common stock. In addition, approximately 59 million shares of Polaris common stock will be issued and held in escrow, subject to certain indemnification obligations, to be released to HUGHES Telematics securityholders upon the achievement of certain share price targets in the five years after the closing. The shares will be issued in a private placement not involving a public offering under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. Polaris has not engaged in general solicitation or advertising with regard to the issuance of its shares of common stock and has not offered securities to the public in connection with this issuance.

Item 8.01 Other Events.

     HUGHES Telematics completed today a $50 million private placement of 5,000,000 shares of Series B convertible preferred stock to several institutional investors. The investors include certain investment advisory clients of Wellington Management Company LLP, each of which is also a shareholder of Polaris, and Apollo Fund V (PLASE), LLP and Hughes Communications, Inc. (“HCI”), each of which is an affiliate of Apollo Management L.P. The gross consideration for the Series B preferred shares is comprised of $37 million of cash and the payment of a $13 million trade payable owing to a subsidiary of HCI. HUGHES Telematics will use $32,175,000 of the proceeds to purchase shares of Polaris common stock at commercially reasonable prices and terms agreed between HUGHES Telematics and Polaris, subject to certain limitations.

     The second amended merger agreement specifies that, in consideration for the private placement financing, Polaris will increase the number of shares of Polaris common stock issued to HUGHES Telematics holders at closing by approximately 5 million to a total of approximately 20 million shares. There is no increase in the number of shares – 59 million – to be issued by Polaris and escrowed at closing pending achievement of stock price targets of $20.00, $24.50 and $30.50 within a five-year period. At the closing of the merger, the Series B preferred shares will convert into the right to receive an aggregate of 5 million of the 20 million initial shares and 7.5 million of the 59 million earn-out shares placed in escrow. The earn-out conditions for the former holders of the Series B preferred shares will be the same as for the other former Hughes Telematics equityholders after the merger. The holders of Series B preferred shares have agreed not to transfer any shares of Polaris common stock received in the merger (other than shares which are the subject of the escrow earn-out, which will not be subject to such restriction) for a period of six months after the closing of the merger.

     A press release announcing the sale of HUGHES Telematics Series B Convertible Stock and the Second Amended and Restated Agreement and Plan of Merger is attached as 99.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Polaris that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that the NYSE Alternext may delist Polaris’ securities for failure to comply with any NYSE Alternext listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Polaris and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of Polaris and Hughes; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that Polaris may be adversely affected by other economic, business, and/or competitive factors. Polaris cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris’ most recent filings with the Securities and Exchange Commission (“SEC”). Polaris is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Important Additional Information Regarding the Merger.

In connection with the proposed merger, on February 12, 2009, Polaris filed a definitive proxy statement with the SEC. Investors and security holders are advised to read the definitive proxy statement as well as any proxy supplement and other relevant documents filed with the SEC when they become available because they contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by Polaris at the SEC website at http://www.sec.gov. In connection with the special meeting of Polaris stockholders to approve the adoption of the merger agreement, Polaris has mailed copies of the definitive proxy statement (and will mail any proxy supplement) to Polaris stockholders who are entitled to attend and vote at the special meeting. Before making any voting or investment decisions with respect to the proposed merger or any of the other matters with respect to which Polaris stockholders will be asked to vote pursuant to the proxy statement, Polaris stockholders are urged to read the definitive proxy statement, any supplement thereto, and other documents filed by Polaris when they become available.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger have been set forth in the definitive proxy statement. You can find information about Polaris’s executive officers and directors in its prospectus, definitive proxy statement, Current Reports on Form 8-K and other documents that have previously been filed with the SEC.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit Number	Exhibit Title

10.1	Second Amended and Restated Merger Agreement, dated March 12, 2009, by and among Polaris Acquisition Corp., HUGHES Telematics, Inc., and Communication Investors, LLC
99.1	Second Amended & Restated Term Sheet for Shareholders’ Agreement
99.2	Press release, dated March 12, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARIS ACQUISITION CORP.

Date: March 12, 2009	By: /s/ Jerry Stone
Jerry Stone
Vice President and Secretary

Exhibit Index

Exhibit Number	Exhibit Title

10.1	Second Amended and Restated Merger Agreement, dated March 12, 2009
99.1	Term Sheet for Shareholders’ Agreement
99.2	Press release, dated March 12, 2009.